                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of July, 1998, by and among PREMIER BANCSHARES, INC., a Georgia corporation (the "Holding Company"); PREMIER BANK, a wholly-owned Georgia banking subsidiary of the Holding Company ("Premier"); THE BANK OF GWINNETT COUNTY ("Gwinnett") (Premier and Gwinnett shall sometimes be collectively referred to as "Employers"); and GLENN S. WHITE ("Employee") and shall become effective only upon the closing of that certain Agreement and Plan of Reorganization, dated as of February 5, 1998, by and between Button Gwinnett Financial Corporation ("Button Gwinnett") and the Holding Company (the "Effective Date").

                              W I T N E S S E T H:

          WHEREAS, as of the Effective Date, Button Gwinnett, a Georgia corporation, merged with and into the Holding Company, and Gwinnett became a wholly-owned banking subsidiary of the Holding Company;

          WHEREAS, as of the Effective Date, Employee became Executive Vice President of the Holding Company, President of Premier and continued as President of Gwinnett;

          WHEREAS, the Boards of Directors of Employers and the Holding Company consider the establishment and maintenance of highly competent and skilled management personnel for Employers and the Holding Company to be essential to protecting and enhancing their best interests;

          WHEREAS, the Boards of Directors of Employers and the Holding Company are desirous of inducing Employee to remain in the employ of Employers and the Holding Company, subject to the terms and conditions hereof;

          WHEREAS, Employee is desirous of remaining in the employ of the Holding Company and Employers, subject to the terms and conditions hereof; and

          WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employers and the Holding Company;

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   Definitions. The following terms used in this Agreement shall have the
          -----------
following meanings:

          (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (e) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.

          (b)  "Change of Control" shall be deemed to have occurred if:

               (i) Upon the consummation of any transaction in which any person (or persons acting in concert), partnership, corporation, or other organization shall own, control, or hold with the power to vote more than fifty percent (50%) of any class of voting securities of the
                              --
          Holding Company;

               (ii) Upon the consummation of any transaction in which the Holding Company, or substantially all of the assets of the Holding Company, shall be sold or transferred to, or consolidated or merged with, another corporation; or

               (iii) Upon the consummation of any transaction in which either or both Employers, or substantially all of the assets of either or both Employers, shall be sold or transferred to, or consolidated or merged with, another corporation which is not a majority owned subsidiary of the Holding Company;

     provided, however, if the Holding Company or the Employers shall become a subsidiary of another corporation or shall be merged or consolidated into another corporation and a majority of the outstanding voting shares of the parent or surviving corporation are owned immediately after such acquisition, merger, or consolidation by the owners of a majority of the voting shares of the Holding Company immediately before such acquisition, merger, or consolidation, then no Change of Control shall be deemed to have occurred. It is contemplated by the parties that, during the Term of Employment, Gwinnett may be merged with and into Premier; and further that, upon such merger, Premier, for all purposes under this Agreement, shall be deemed the sole employer of Employee and referred to as "Employers."

          (c) "Disability" shall mean a condition for which benefits would be payable under any long-term disability insurance coverage (without regard to the application of any elimination period requirement) then provided to Employee by Employers and/or the Holding Company; or, if no such coverage is then being provided, the inability of Employee to perform the material aspects of Employee's duties under this Agreement for a period of at least ninety (90) consecutive days, as determined by an independent physician selected with the approval of Employers and/or the Holding Company and Employee.

          (d) "Event of Termination" shall mean the termination by Employers and/or the Holding Company of Employee's employment under this Agreement by written notice delivered to Employee for any reason other than Termination for Cause as defined in (g) of this paragraph or termination following a continuous period of disability exceeding twelve (12) calendar months pursuant to
                                            --
     paragraph 6(a) of this Agreement.

          (e) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(b) of this Agreement.

          (f) "Severance Amount" shall have the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Internal Revenue Code (as amended).

          (g) "Termination for Cause" shall have the meaning provided in paragraph 7(a) of this Agreement.

     2.   Employment.
          ----------

          (a) Employers and the Holding Company agree to continue Employee in their employ, and Employee agrees to remain in the employ of Employers and the Holding Company, as Executive Vice President of the Holding Company, as President and Chief Executive Officer of Premier, and as President and Chief Executive Officer of Gwinnett, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions herein provided. Employee agrees to perform faithfully such services as are reasonably consistent with his positions and shall from time to time be assigned to him by the Boards of Directors of Employers and the Holding Company in a trustworthy and businesslike manner for the purpose of advancing the interests of Employers and the Holding Company. At all times, Employee shall manage and conduct the business of Employers and the Holding Company in accordance with the policies established by the Boards of Directors of Employers and the Holding Company, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the

     Boards of Directors of Employers and the Holding Company, which shall review Employee's performance at least annually. The Boards of Directors of Employers and the Holding Company shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 7 of this Agreement.

          (b) During the term of this Agreement, the Holding Company shall elect Employee to the Board of Directors of Premier and Employee shall serve as a Director of Premier. It is expressly agreed that Employee shall cease serving as a Director of Premier upon the termination of this Agreement and Employee hereby agrees to immediately resign from the Board of Directors of Premier upon the termination of this Agreement, whether voluntary or involuntary, with or without cause.

     3.   Term and Duties.
          ---------------

          (a)  Term of Employment.  This Agreement and the period of Employee's
               ------------------
     employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of thirty-six (36) full
                                                                   --
     calendar months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such thirty-six (36)
                                                                          --
     months, in which case the period of employment shall be deemed to continue until the end of the month of such death. On each anniversary of the Effective Date, this Agreement and Employee's term of employment shall be automatically extended for an additional twelve (12) month period, unless
                                                      --
     Employee on the one hand, or Employers and/or the Holding Company on the other hand, shall give written notice to the other, within the sixty (60)- day period immediately prior to the applicable anniversary of the Effective Date, that Employee's term of employment hereunder shall not be extended.

          (b)  Performance of Duties. During the period of employment hereunder,
               ---------------------
     except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee's duties shall be divided between Employers and the Holding Company at the direction and in the discretion of the Boards of Directors of Employers and the Holding Company as is commensurate with the division of salary set forth in paragraph 4(a) of this Agreement. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employers or the Holding Company, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement.

          (c)  Office of Employee.  The office of Employee shall be located at
               ------------------
     150 South Perry Street, S.W., Lawrenceville, Georgia 30045, or at such other location within Fulton or Gwinnett County as Employers and the Holding Company may from time to time designate; provided, however, that, in the event such relocation required Employee to move his principal residence, the Holding Company and/or Employers shall reimburse Employee for all his reasonable moving expenses.

          (d)  No Other Agreement.  The Employee shall have no employment
               ------------------
     contract or other written or oral agreement concerning employment with any entity or person other than Employers and the Holding Company during the term of his employment under this Agreement.

          (e)  Uniqueness of Employee's Services.  Employee hereby represents
               ---------------------------------
     that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employers and/or the Holding Company, in addition to any rights or remedies which Employers and/or the Holding Company may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.   Compensation and Reimbursement of Expenses.
          ------------------------------------------

          (a)  Salary.  Subject to the provisions of paragraph 7 hereof,
               ------
     Employers shall pay Employee, as compensation for serving as President and Chief Executive Officer of Employers, an initial Base Salary of $185,000.00; such initial Base Salary, or any increased Base Salary, shall
     -----------
     be payable in substantially equal installments in accordance with the Employers' normal pay practices, but not less frequently than monthly. For each twelve-month period, 10% of Employee's Base Salary shall be ascribed to and reflected upon the books and records of the Holding Company for the services performed by Employee for the Holding Company and, until Gwinnett shall be merged with and into Premier, 45% of Employee's Base Salary shall be ascribed to and reflected upon the books and records of Gwinnett and 45% of Employee's Base Salary shall be ascribed to and reflected upon the books and records of Premier, commensurate with the services performed by Employee for the respective employer. Employee's Base Salary and any Incentive Compensation (as defined in paragraph 4(b) hereof) shall be reviewed and approved at least annually by the Boards of Directors of Employers and the Holding Company, or any committee(s) designated thereby. Said Boards or Committee(s), if warranted in their discretion, may increase Employee's Base Salary to reflect Employee's performance.

          (b)  Incentive Compensation.  During the Term of Employment, Employee
               ----------------------
     shall be eligible to participate in any incentive bonus plans maintained by Employers and/or the Holding Company for its/their executive officers. It is contemplated that an annual incentive bonus plan will be maintained by Employers and/or the Holding Company which will establish individual performance goals for Employee each and every fiscal year during the Term of Employment, with Employee being awarded a target bonus ("Incentive Compensation") of approximately thirty-five percent (35%) of his then
                                                          --
     current Base Salary upon the attainment, in the discretion of the Boards of Directors of Employers and/or the Holding Company or any committee(s) designated thereby, of Employee's individual performance goals and certain specified corporate objectives. The payment to Employee of any Incentive Compensation as aforesaid shall be made by Employers and/or the Holding Company in accordance with the policy or policies established by the Boards of Directors of Employers and/or the Holding Company or any committee(s) designated thereby. Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Total Compensation, as hereinafter defined, paid to Employee shall be (i) in compliance with regulations, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employers and/or the Holding Company and such regulatory agencies, (ii) consistent with the safe and sound operation of Employers and the Holding Company, (iii) closely monitored by the Boards of Directors of Employers and the Holding Company and (iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

          (c)  Total Compensation.  During the first thirty-six (36) months of
               ------------------
     this Agreement, Employee shall receive a minimum Total Compensation of $240,000.00, annually. "Total Compensation" is defined as the sum of
     -----------
     Employee's Base Salary plus Employee's Incentive Compensation. After the first thirty-six (36) months of this Agreement have expired, Employee shall receive such Total Compensation as is determined in the discretion of the Boards of Directors of Employers and/or the Holding Company or any committee(s) designated thereby as set forth in paragraphs 7(a) and 7(b) above.

          (d)  Reimbursement of Expenses.  Employers and/or the Holding Company
               -------------------------
     shall pay or reimburse Employee for all reasonable travel (except as modified by paragraph 7(f) hereof) and other expenses incurred by Employee in the performance of his obligations and duties under this Agreement as provided in the applicable policies of Employers and/or the Holding Company, as currently adopted or as may be adopted in the future by the Boards of Directors of Employers and/or the Holding Company.

          (e)  Provision for Business Development Expenses.  In addition to the
               -------------------------------------------
     foregoing, Employers and the Holding Company believe that their best interests will be more fully served if Employee maintains active membership in or joins appropriate business or social clubs and other professional associations. Accordingly, Employers shall also reimburse Employee for the dues and business related expenditures associated with Employee's membership in the Atlanta Athletic Club and such appropriate business or other social clubs and professional associations which are commensurate with his positions and approved by the Boards of Directors of Employers and the Holding Company.

          (f)  Provision of Automobile.
               -----------------------

               (i) The Holding Company shall, on the Effective Date of this Agreement, cause to be transferred to Employee the title to that certain 1995 Chevrolet Impala automobile owned by Gwinnett.

               (ii)  Employers and/or Holding Company shall provide Employee with an automobile allowance of $800 per month. No other reimbursement
                                           ---
          will be made relating to the operation and maintenance of any automobile by Employee; and Employee shall maintain, at his expense, automobile liability insurance to protect Employee and Employers and/or the Holding Company, as their respective interests may appear, against claims arising out of the use of said automobile (or any other motor vehicle) in the course of Employee's employment hereunder.

          (f)  "Golden Parachute" Provision.  Notwithstanding anything contained
               ----------------------------
     in this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise to Employee, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     5.   Participation in Benefit Plans.  The payments provided in paragraph 4,
          ------------------------------
6, and 7 hereof are in addition to any benefits to which Employee may be, or may become, entitled to, under any group hospitalization, health, dental care, or sick leave plan; life insurance or death benefit plan; travel or accident insurance; pension or retirement plan; stock option or ownership plan; or other present or future group employee benefit plan or program for which senior executive officers of Employers and/or the Holding Company shall be or shall become eligible. Said benefit shall include, without limitation, major medical/dental insurance for Employee and his dependents.

     6.   Benefits Payable Upon Disability.
          --------------------------------

          (a)  Disability Benefits.  In the event of the Disability of Employee,
               -------------------
     Employers and the Holding Company  shall continue to pay Employee 100% of
                                                                       ----
     Employee's then current Base Salary pursuant to paragraph 4(a) during the first twelve (12) months of a continuous period of disability. It is
                   --
     provided, however, that in the event Employee is disabled for a continuous period exceeding twelve (12) months, Employers and/or the Holding Company
                              --
     may, at its election, terminate this Agreement, in which event payment of Employee's Base Salary shall cease.

          (b)  Disability Benefit Offset.  Any amounts payable under paragraph
               -------------------------
     6(a) hereof shall be reduced by any amounts paid to Employee under any other disability program or policy of insurance maintained by Employers and/or the Holding Company.

     7.   Payments to Employee Upon Termination of Employment.  The Boards of
          ---------------------------------------------------
Directors of Employers and the Holding Company may terminate Employee's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement. The rights and obligations of Employers and/or the Holding Company and Employee in the event of such termination are set forth in this paragraph 7 as follows:

          (a)  Termination for Cause.  Employee shall have no right to
               ---------------------
     compensation or other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Boards of Directors of Employers and the Holding Company in the reasonable exercise of their discretion and acting in good faith. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful or gross misconduct or willful or gross negligence in the performance by Employee of Employee's duties for Employers and/or the Holding Company;

               (ii) the intentional neglect by Employee of Employee's duties for Employers and/or the Holding Company;

               (iii) the conviction of Employee of theft or misappropriation of funds of Employers and/or the Holding Company or of a business-related felony or a felony involving moral turpitude;

               (iv) the commencement of a proceeding by or against Employee under any bankruptcy, insolvency, or similar law;

               (v) the willful violation by Employee of any agreement with, or cease and desist order entered by, any governing regulatory agency involving Employers and/or the Holding Company; or

               (vi) the regulatory suspension or removal of Employee as defined in paragraphs 9(a) and (b) hereof.

     The termination of employment of Employee shall not be deemed to be for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board(s) of the Holding Company, Premier, and/or Gwinnett at a meeting of the respective Board(s) called and held for such purpose (after reasonable notice is provided to Employee and Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee is guilty of the conduct described herein in subparagraph (i), (ii), (iii), (iv), (v), or (vi) of this paragraph 7(a) above, and specifying the particulars thereof in detail.

          (b)  Event of Termination Without Change of Control.  Upon the
               ----------------------------------------------
     occurrence of an Event of Termination, other than after a Change of Control as provided in paragraph 7(c) hereof, Employee, or in the event of his subsequent death, his designated beneficiary or beneficiaries, or his estate, as the case may be, shall receive, as liquidated damages, in lieu of all other claims, a severance payment equal to three (3) times Employee's then current Total Compensation paid to Employee during the immediately preceding twelve (12) months, to be paid in full on the last day of the month following the date of said Event of Termination. The responsibility for making such severance payment shall be allocated among Employers and the Holding Company in whatever manner they deem appropriate.

          (c)  Event of Termination in Connection With a Change of Control.  If,
               -----------------------------------------------------------
     during the term of this Agreement and within one (1) year immediately
                                                       -
     following a Change of Control or within six (6) months immediately prior to
                                                  -
     such Change of Control, Employee's employment with Employers under this Agreement is terminated by an Event of Termination, Employee, or in the event of his subsequent death, his designated beneficiary or beneficiaries, or his estate, as the case may be, shall receive, as liquidated damages, in lieu of all other claims, a severance payment equal to three (3) times Employee's then current Total Compensation paid to Employee during the immediately preceding twelve (12) months, to be paid in full on the last
                                   --
     day of the month following the date of said Event of Termination. The responsibility for making such severance payment shall be allocated among Employers and the Holding Company in whatever manner they deem appropriate. In no event shall the payment(s) described in this paragraph 7(c) exceed the amount permitted by Section 280G of the Internal Revenue Code (as amended). Therefore, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Internal Revenue Code (as amended) or any successor thereof and the regulations and rulings thereunder ("Section 280G")) of both the Severance Amount and all other payments to Employee in the nature of compensation which are contingent on a change in ownership or effective control of the Employers or Holding Company or in the ownership of a substantial portion of the assets of Employers or Holding Company (the "Aggregate Severance") would result in a parachute payment (as determined under Section 280G) then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Employee's base amount (as determined under Section 280G) for the base period (as determined under Section 280G). In the event the Aggregate Severance is required to be reduced pursuant to this paragraph 7(c), Employee shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence. Employee's average annual compensation shall be based on the most recent five taxable years ending before the Change of Control (or the period during which Employee was employed by Employers and/or the Holding Company if Employee has been employed by Employers and/or the Holding Company for less than five years).

          (d)  Voluntary Termination of Employment. Employee shall have no right
               -----------------------------------
     to compensation or other benefits under this Agreement for any period following the voluntary termination of Employee's employment by Employee, except as provided in paragraph 7(b), 7(c), or 7(e) hereof.

          (e)  Termination of Employment for Good Reason. If, during the term of
               -----------------------------------------
     this Agreement, the status, character, capacity, and circumstances of Employee's employment as provided in paragraphs 2, 3, 4 and 5 of this Agreement have been materially altered by Employers or the Holding Company, whether by a reduction in salary, responsibilities, authority or benefits, and Employee terminates his employment under this Agreement within twelve
     (12) months thereafter for that reason, Employee, or in the event of his subsequent death, his designated beneficiary or beneficiaries, or his estate, as the case may be, shall receive as liquidated damages, in lieu of all other claims, a severance payment equal to three (3) times Employee's then current Total Compensation paid to Employee during the immediately preceding twelve (12) months, to be paid in full on the last day of the month following the date of said termination. The responsibility for making such severance payments shall be allocated among Employers and the Holding Company in whatever manner they deem appropriate.

          (f)  Additional Payments After Termination.  In the event that
               -------------------------------------
     Employee's employment is terminated pursuant to paragraph 7(b), 7(c), or 7(e) above, then Employers and/or the Holding Company shall pay Employee an additional amount equal to Employee's cost of COBRA health continuation coverage for Employee and his eligible dependants for the period during which Employee and his eligible dependants are entitled to receive COBRA continuation coverage from Employers and/or the Holding Company under the applicable laws, rules and regulations governing COBRA.

     8.   Vacation and Sick Leave.  Employee shall be entitled, without loss of
          -----------------------
pay, to absent himself voluntarily from the performance of his duties under this Agreement in accordance with the terms set forth below, all such voluntary absences to count as vacation time, provided that:

          (a) Employee shall be entitled to an annual vacation in accordance with the policies that the Boards of Directors of Employers and/or the Holding Company periodically establish(es) for senior management employees of Employers and/or the Holding Company.

          (b) Employee shall not receive any additional compensation from Employers and/or the Holding Company on account of his failure to take a vacation, and Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Boards of Directors of Employers and/or the Holding Company.

          (c) In addition to the aforesaid paid vacations, Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment obligations with Employers and the Holding Company for such additional periods of time and for such valid and legitimate reasons as the Boards of Directors of Employers and/or the Holding Company may in its/their discretion approve. It is also provided that the Boards of Directors of Employers and/or the Holding Company may grant to Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Boards of Directors of Employers and/or the Holding Company may in its/their discretion determine.

          (d) Employee shall be further entitled to an annual sick leave benefit as may be established by the Boards of Directors of Employers and/or the Holding Company.

     9.   Regulatory Suspension.
          ---------------------

          (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employers by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1818(e)(3) or (g)(1), the obligations of Employers and the Holding Company under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, then the Employers and/or the Holding Company may, in their discretion, (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended and
     (ii) reinstate in whole or in part any of its obligations which were suspended.

          (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employer by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(4) or (g)(1), all obligations of the Employers and the Holding Company under this Agreement shall terminate as of the effective date of the order.

     10.  Source of Payments.  All payments provided in paragraphs 4, 6, and 7
          ------------------
hereof shall be paid in cash from the general funds of Employers and/or the Holding Company as provided herein, and no special or separate fund shall be established by Employers or the Holding Company, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employers and/or the Holding Company may make to meet the obligations hereunder.

     11.  Nondisclosure of Confidential Information.  Employee acknowledges that
          -----------------------------------------
he possesses confidential information of a special and unique nature and value affecting and relating to Employers's and the Holding Company's business, including, without limitation, customer lists, deposits, business records, other trade secrets, and other similar confidential information relating to Employers and the Holding Company and the business of each (all the foregoing being hereinafter collectively referred to as "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of Employers and the Holding Company, respectively, constitutes trade secrets of Employers and the Holding Company, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Employers and the Holding Company. As a material inducement to Employers and the Holding Company to enter into this Agreement and to employ Employee, Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one
(1) year from the end of such employment, directly or indirectly, divulge,
 -
reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to Employers and the Holding Company so long as it is not known by competitors of Employers and/or the Holding Company and that Employers and the Holding Company have taken reasonable steps to keep all such information and trade secrets confidential.

     12.  Injunctions.  In view of the irreparable harm and damage which
          -----------
Employers and the Holding Company would sustain as a result of a breach by Employee of the covenants or agreements under paragraph 11 hereof, and in view of the lack of an adequate remedy at law to protect Employers's and the Holding Company's interests, Employers and the Holding Company shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction enjoining Employee from any violation of the covenants and agreements set forth in paragraph 11 hereof, which injunction shall be of a duration consistent with the provisions of paragraph 11 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employers and/or the Holding Company are or may be entitled at law or in equity respecting this Agreement.

     13.  Attorneys' Fees.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder. It is provided, however, that, prior to a final judgment, Employers and/or the Holding Company shall advance to Employee the reasonable legal fees and expenses incurred by Employee in connection with Employee's engagement in any legal action against Employers and/or the Holding Company, either as plaintiff or defendant, in order to enforce or defend any of Employee's rights under this Agreement. Such advances shall be made within thirty (30) days after receiving copies of invoices presented by Employee for such reasonable legal fees and expenses. Employee shall have the obligation to reimburse Employers and/or the Holding Company within sixty (60) days following the final disposition of the matter (including appeals) to the full extent of the aggregate advances unless Employee shall have prevailed in asserting or defending his rights hereunder.

     14.  Federal Income Tax Withholding.  Employers and the Holding Company may
          ------------------------------
withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     15.  Effect of Prior Agreements.  This Agreement, that certain Indexed
          --------------------------
Executive Salary Continuation Agreement, dated as of September 9, 1994, as amended and restated, between Employee and Gwinnett, and that certain Flexible Premium Life Insurance Endorsement Method Split Dollar Plan Agreement, dated as of September 9, 1994, as amended, between Employee and Gwinnett, contain the entire understanding between the parties hereto and supersede any prior written agreements and any contemporaneous oral agreements or understandings by, between, or among the Employers and/or the Holding Company and Employee with respect to Employee's employment.

     16.  General Provisions.
          ------------------

          (a)  Nonassignability.  Neither this Agreement nor any right or
               ----------------
     interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employers and the Holding Company; provided, however, that nothing in this paragraph 16(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

          (b)  No Attachment.  Except as required by law, no right to receive
               -------------
     payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c)  Binding Agreement.  This Agreement shall be binding upon, and
               -----------------
     inure to the benefit of, Employers, the Holding Company, and Employee and their respective heirs, successors, assigns, and legal representatives.

     17.  Modification and Waiver.
          -----------------------

          (a)  Amendment of Agreement.  This Agreement may not be modified or
               ----------------------
     amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (b)  Waiver. No term or condition of this Agreement shall be deemed to
               ------
     have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     18.  Severability.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     19.  Headings.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     20.  Governing Law.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     21.  Rights of Third Parties.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     22.  Notices.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United

States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employers and
      the Holding Company:    Chairman, Compensation Committee
                              Board of Directors
                              Premier Bancshares, Inc.
                              2180 Atlanta Plaza
                              950 E. Paces Ferry Road
                              Atlanta, Georgia  30326

                                     -and-

          Copy to:            Steven S. Dunlevie, Esq.
                              Womble Carlyle Sandridge & Rice, PLLC
                              Suite 700
                              1275 Peachtree Street
                              Atlanta, Georgia 30309

          To Employee:        Mr. Glenn S. White
                              1101 Summer Ridge Lane
                              Lawrenceville, Georgia 30047

          IN WITNESS WHEREOF, Employers and the Holding Company have caused this Agreement to be executed and their seal to be affixed hereunto by their duly authorized officers, and Employee has signed this Agreement, as of the Effective Date.

ATTEST:                       PREMIER BANCSHARES, INC.


/s/                           By: /s/
-----------------------          -------------------------------
Secretary                          Darrell D. Pittard
                                   Chairman of the Board
[CORPORATE SEAL]

ATTEST:                       PREMIER BANK


/s/                           By: /s/
-----------------------          --------------------------------
Secretary                          Darrell D. Pittard
                                   Chairman of the Board
[BANK SEAL]

ATTEST:                       THE BANK OF GWINNETT COUNTY


/s/                           By: /s/
-----------------------          ------------------------------
Secretary                         John D. Stephens
                                  Chairman of the Board
[BANK SEAL]



/s/                           /s/                            (SEAL)
-----------------------       ------------------------------
Witness                       GLENN S. WHITE